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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934
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         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 24, 2000



                               ZEBRAMART.COM, INC.
             (Exact name of registrant as specified in its charter)

                           1301 5th Avenue, Suite 3001
                            Seattle, Washington 98101
                    (Address of principal executive offices)


                                 (206) 262-0800
                         (Registrant's telephone number)

                          10 PIEDMONT CENTER, SUITE 900
                             ATLANTA, GEORGIA 30305
                        (Former name and former address)
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            NEVADA                       000-28713              88-0443120
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation or organization)                              Identification No.)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On May 15, 2000, zebramart.com, inc., a Nevada corporation ("Company" or "zebramart"), and Coacqsub, Inc. ("Coacqsub"), a Georgia corporation and a wholly owned subsidiary of zebramart, entered into an agreement and plan of merger with MyFavoriteShoe.com, Inc., a Delaware corporation ("MyFavoriteShoe"). Pursuant to the merger agreement, on May 24, 2000, Coacqsub merged with and into MyFavoriteShoe, and MyFavoriteShoe became a wholly-owned subsidiary of zebramart. As consideration for the merger, each outstanding common share of MyFavoriteShoe was converted into the right to receive 2.699367 shares of Company's common stock. The total merger consideration equaled 63,636,364 shares of zebramart common stock. In addition, zebramart assumed the outstanding options to purchase MyFavoriteShoe common shares held by employees of MyFavoriteShoe at the indicated conversion rate, subject to the appropriate vesting schedule. The merger consideration and employee options were collectively valued at $21,000,000 which was to be paid in Company Stock valued at $.33 per share.

         The Conversion Factor was calculated assuming that 187,702,342 shares of Company Stock were acquired by Company and that the number of shares issuable under Company's existing stock option plans were reduced to 35,000,000. To the extent that this does not occur within 90 business days of the Closing, a proportional amount of additional shares of Company Stock (not to exceed 20% of outstanding common stock) will be issued as additional merger consideration.




ITEM 5. OTHER EVENTS.


         On May 30, 2000, David Kenner resigned as a member of zebramart.com's Board of Directors and as an officer, and is no longer serving as Chief Executive Officer. On May 31, 2000, Roger Haggerty resigned as a member of zebramart.com's Board of Directors and as an officer, and is no longer serving as Chief Financial Officer. The Board of Directors of zebramart.com, which presently consists of William G. Head, the Company's Chairman, Interim Chief Executive Officer and founder, Sean Daly and Kevin Schuyler, is conducting a search for a new CEO and CFO. In the interim, William G. Head will also serve as Interim CFO of zebramart.com.

         On May 31, 2000, zebramart.com closed its Atlanta office and consolidated its operations by moving its headquarters to Seattle, Washington, where MyFavoriteShoe.com conducts its business.

         As of May 31, 2000, the Company had no cash or cash equivalents. William G. Head has committed to use his best efforts to make a $1,000,000 to $3,000,000 additional investment in zebramart.com within the next 30 days. Mr. Head is not presently able to make such an investment and his ability to do so within such 30 day period is subject to securing adequate financing. The Company is in the process of locating additional sources of capital. The Company may not be successful in its efforts.

         Forward Looking Statements - Statements made in this Report on Form 8-K that state the Company's or its management's beliefs or expectations which are not historical facts or which apply prospectively are forward-looking statements. It is important to note our actual results could differ materially from those contained in or implied by such forward looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained from time to time in zebramart.com's SEC filings. Please see the risk factors set out in our Quarterly Report on Form 10-Q for the quarter ended April 1, 2000.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.


         (a)      Financial Statements of Business Acquired.

                  The Company will file financial statements of MyFavoriteShoe.com, Inc. on or before August 2, 2000.



         (b)      Pro Forma Financial Information.

                  The Company will file financial statements of MyFavoriteShoe.com, Inc. on or before August 2, 2000.



         (c)      Exhibits.

                  10.1 Agreement and Plan of Merger, Dated as of May 16, 2000.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             zebramart.com, inc.


Date: June 8, 2000                           By:  /s/ William G. Head
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                                                      William G. Head
                                             (Principal Financial and
                                             Accounting Officer)